UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022 (May 13, 2022)

APPLIED MOLECULAR TRANSPORT INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39306	82-4481426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Jamie Court South San Francisco, CA 94080
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (650) 392-0420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMTI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 13, 2022, the Board of Directors (“Board”) of Applied Molecular Transport Inc. (the “Company”) approved a strategic plan to focus the business on its clinical program for AMT-101. This plan includes a reduction of the Company’s workforce by 52 employees across all areas of the Company and the elimination of 3 positions following recent resignations, resulting in a total of 81 remaining full-time employees. The plan is intended to preserve capital, ensuring that the Company is appropriately resourced to advance AMT-101 through key development milestones. Affected employees will be offered customary separation benefits, including severance payments, payments to cover premiums for continuation of healthcare coverage for a limited period, and in some cases vesting acceleration on certain outstanding restricted stock units. As a result of the revised strategic plan, the Company estimates that it will incur between $3.5 million and $4.5 million in costs primarily related to severance costs and related expenses and expects the payments of these costs will be made through the end of the second quarter of 2022. The Company also expects other immaterial costs related to exit costs for some of the Company’s other programs and research and development efforts. The estimate of costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the revised strategic plan. The organizational changes under the revised strategic plan are expected to be substantially completed during the second quarter of 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the strategic plan, Randall Mrsny, Ph.D., departed his role as the Company’s Chief Scientific Officer as of May 16, 2022. Dr. Mrsny will continue to serve as a member of the Company’s Board of Directors. Consistent with the terms of the Company’s Senior Executive Change in Control and Severance Policy, Dr. Mrsny will be eligible to receive (i) a lump sum payment of $474,500, representing 100% of his base salary and (ii) payment or reimbursement of up to twelve months of premiums for COBRA continuation coverage premiums or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof. The payment of these severance amounts will be contingent on Dr. Mrsny signing a customary separation and release agreement that will release the Company from any potential claims by Dr. Mrsny. The foregoing description of the separation and release agreement is only a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the final separation and release agreement, a copy of which will be filed with the Company’s public filings after execution.

(c) and (e)

On May 13, 2022, in connection with the strategic plan, the Board also approved the appointment of Shawn Cross, age 54, the current Chief Financial Officer of the Company, to President and Chief Operating Officer of the Company, and Brandon Hants, age 45, the current Senior Vice President, Finance and Business Operations of the Company, to Chief Financial Officer of the Company, each effective as of May 16, 2022 (“Effective Date”). In the role of Chief Financial Officer, Mr. Hants will serve as the Company’s principal financial officer and principal accounting officer.

In connection with Mr. Cross’ new position, Mr. Cross’ annual base salary has been increased to $500,000 and his annual target cash incentive payment will remain at 40% of his base salary. As of the Effective Date, Mr. Cross was also granted options for 84,000 shares of common stock and restricted stock units for 18,000 shares of common stock on standard terms under the Company’s 2020 Equity Incentive Plan.

Mr. Cross has served as the Company’s Chief Financial Officer since March 2020. Prior to joining the Company, Mr. Cross was at JMP Securities LLC where he was Managing Director and Co-Head Healthcare Investment Banking and a member of the Investment Banking Management Committee from September 2018 to March 2020. Prior to JMP Securities LLC, Mr. Cross worked at GT BioPharma, Inc., a clinical stage immuno-oncology company, where he was President and Chief Operating Officer from November 2017 to February 2018 and Chairman of the board of directors and Chief Executive Officer from February 2018 to July 2018. Mr. Cross was Managing Director, Healthcare Investment Banking at Deutsche Bank Securities from November 2015 to November 2017 and Managing Director, Healthcare Investment Banking at Wells Fargo Securities from November 2010 to August 2015. He has served on the board of directors of BioPlus Acquisition Corp since December 2021. Mr. Cross holds a B.S. in Kinesiology from the University of California, Los Angeles and an M.B.A. from Columbia Business School.

In connection with Mr. Hants’ new position, Mr. Hants’ annual base salary has been increased to $425,000 as of the Effective Date and his annual target cash incentive payment was increased from 35% to 40% of his base salary. As of the Effective Date, Mr. Hants was also granted options for 35,000 shares of common stock and restricted stock units for 7,500 shares of common stock on standard terms under the Company’s 2020 Equity Incentive Plan.

Mr. Hants has served as the Company’s Senior Vice President, Finance and Business Operations since March 2021, and Vice President, Finance and Business Operations from January 2019 to March 2021. Prior to joining the Company, Mr. Hants held various roles at Singulex, Inc., an immunodiagnostics company, including as Chief Financial Officer from July 2018 to January 2019, Vice President, Finance and Operations from July 2016 to June 2018, Senior Director, Finance from June 2014 to June 2016, and Director, Financial Planning and Analysis from June 2012 to June 2014. Prior to Singulex, Mr. Hants held various roles of increasing responsibility at Novartis Vaccines & Diagnostics and Genentech. Mr. Hants holds a B.S. in Cell and Developmental Biology from the University of California, Santa Barbara and an M.B.A. from the University of San Francisco.

Neither of Messrs. Cross nor Hants has been involved in any related party transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Messrs. Cross or Hants and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure

On May 18, 2022, the Company issued a press release entitled “Applied Molecular Transport Provides Strategy Update.” The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding AMT’s technology platform, statements relating to the Company’s business plans, including potential partnership opportunities, statements relating to the anticipated timing and details of the reduction in workforce and expected charges and costs associated with the reduction in workforce that the Company expects to incur, statements relating to the Company’s strategic prioritization and its impacts, statements regarding the potential of AMT-101 or regarding AMT-101’s clinical trials advancing product candidates to future phases of development, and program updates, milestones for such trials. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this 8-K, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release by Applied Molecular Transport, Inc., dated May 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MOLECULAR TRANSPORT INC.

Date: May 18, 2022	By:	/s/ Tahir Mahmood
Tahir Mahmood, Ph.D.
Co-Founder and Chief Executive Officer